Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
The Dreyfus/Laurel Funds, Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-1a, of our report dated October 11, 2004, on the financial statements of Dreyfus Premier Core Equity Fund of The Dreyfus/Laurel Funds, Inc.

We also consent to the references to our firm under the headings "Financial Highlights” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information.

KPMG LLP
New York, New York
December 22, 2004